Exhibit 99.1

Press Release

Investors:	Media:

Parag Bhansali	Michelle Kersch
(904) 854-8640	(904) 854-5043
Lender Processing Services, Inc. Updates Outlook for Second Quarter 2011
     JACKSONVILLE, Fla. — June 16, 2011 — Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today announced that it now expects second quarter 2011 adjusted earnings to be in the range of 54-56 cents per diluted share. This updated outlook reflects further weakness in default volumes and continued sluggish origination activity, in particular, in the refinancing marketplace. Lower default volumes will in turn impact related revenues in LPS’s Other TD&A sub-segment. Also, results are expected to be impacted by higher than expected regulatory and legal related expenses in the quarter.
     The Company noted that it will provide an outlook for the rest of 2011 on its second quarter 2011 earnings call, currently scheduled for late July.
     For the second quarter, through June 16, 2011, the Company repurchased 2.04 million shares for $53.0 million. Following these purchases, $34.5 million remained available under the previous authorization. Also, the Company noted that its Board of Directors had authorized a new share repurchase program of $100 million that replaced the previous authorization.
     “While we are experiencing very difficult market conditions, our business model remains intact and we continue to be well-positioned to gain additional market share. As a clear demonstration of our strong client relationships and our clients’ trust in us, I am pleased to report that we completed the conversion of a major financial institution on to our Desktop platform in early June”, said Jeff Carbiener, President and CEO of LPS.

     LPS will host a conference call with the investment community on Thursday, June 16, 2011 at 5:00 p.m. ET to discuss this update. Research analysts and institutional investors wishing to participate via the conference call should dial 866-823-5035.
     A replay of the teleconference will also be available from 8:00 p.m. on Thursday, June 16, 2011 through June 23, 2011 by dialing 888-203-1112 (access code: 1017767).
     To access the live webcast of this conference call, go to the investor relations section on LPS’ homepage at www.lpsvcs.com. A replay of the webcast will also be available on the website shortly after the call.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology, services and loan performance data and analytics to the mortgage, consumer lending, capital markets and real estate industries. LPS offers solutions that span the mortgage continuum, including lead generation, origination, servicing, workflow automation, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Almost half of all U.S. mortgages are serviced using LPS’ Mortgage Servicing Package (MSP). For more information about LPS, visit www.lpsvcs.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected.

We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity (including among others, loan originations and foreclosures) on demand for certain of our services; our ability to maintain and grow our relationships with our customers; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; the level of scrutiny being placed on participants in the foreclosure process; risks associated with federal and state inquiries and examinations currently underway or that may be commenced in the future with respect to our default management operations, and with civil litigation related to these matters; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K, the Company’s subsequent reports on Form 10-Q and other filings with the Securities and Exchange Commission.
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